Exhibit 99.1

Bryn Mawr Bank Corporation

PRELIMINARY DRAFT – APRIL 24, 2009

FOR RELEASE: IMMEDIATELY

FOR MORE INFORMATION CONTACT:	Ted Peters, Chairman 610-581-4800 J. Duncan Smith, CFO 610-526-2466

Bryn Mawr Bank Corporation Reports Strong First Quarter 2009 Financial Results

And Enhances Its Capital Base

BRYN MAWR, Pa. April 28, 2009 - Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced financial results for the first quarter ended March 31, 2009. The Corporation reported first quarter 2009 diluted earnings per share of $0.31 and net income of $2.6 million compared to fourth quarter 2008 results of $0.12 and $1.0 million. The Corporation had an increase of $0.19 per diluted share or 160% over fourth quarter 2008 results.

On April 20, 2009, the Corporation sold 150,061 shares of its common stock in a private placement to an accredited investor. The aggregate purchase price for the shares sold was $2.5 million. The shares sold constitute 1.7% of the number of outstanding shares of the Corporation’s common stock, as determined immediately after the closing of the sale.

Additionally, the Bank raised $7.5 million in subordinated debt on April 20, 2009 which is intended to qualify as Tier II capital to enhance the Tier II regulatory capital ratios of the Corporation and the Bank.

The Corporation and Bank intend to use the proceeds of the stock sale and subordinated debt issuance to support earning asset growth and for other corporate purposes.

For more information on these transactions refer to the 8-K filed with the SEC on April 21, 2009.

Ted Peters, Chairman and Chief Executive Officer, stated, “We are pleased with the results for the first quarter of 2009, and look forward to the balance of the year. Deposit growth and revenue from mortgage refinance activity were among the highlights for the quarter, partially offset by continued weakness in our small ticket national leasing company and an additional market value adjustment of our mortgage servicing rights due to strong refinance activity.”

Mr. Peters continued, “We are also pleased to report the sale of $2.5 million of common shares and the issuance of $7.5 million in subordinated debt which serve to further enhance our capital position, all without government assistance.”

HIGHLIGHTS FOR THE QUARTER

•	First quarter 2009 deposit levels were $886.8 million, up $129.8 million or 17.2% from March 31, 2008 and up $17.3 million or 2.0% from December 31, 2008.

•

Total quarter end portfolio loans and leases were down less than 1% to $893.5 million compared to $899.6 million at December 31, 2008 as construction loans decreased $14.7 million or 25% and leases declined $1.6 million or 3%.

•

Revenue from Wealth Management services (which includes Lau Associates revenue) for the first quarter 2009 was $3.5 million, compared with fourth quarter 2008 revenue of $3.7 million reflecting the impact of further declines in the market value of financial assets in the first quarter of 2009.

•

Mortgage originations for the first quarter of 2009 were $96.5 million compared with $25.8 million in the fourth quarter of 2008 and $28.8 million in the first quarter of 2008. The net gain on the sale of residential mortgage loans of approximately $1.9 million was up significantly from approximately $300 thousand in the fourth quarter of 2008. Operating expenses include variable costs associated with this revenue of approximately 40% .

•

The value of our Mortgage Servicing Rights (MSR’s) increased to $2.7 million, up from $2.2 million on December 31, 2008. This increase is the result of mortgage refinancing activity during the first quarter of 2009 due to the current low rate environment. However, this increase was partially offset by the continued decline in the market value of MSR’s on the higher rate mortgages in the mortgage servicing portfolio. As a result of the continued decline in conforming mortgage rates, a market value adjustment of approximately $200 thousand was recognized in the first quarter of 2009.

•	The net interest margin was 3.62% for the first quarter 2009, down one basis point from the fourth quarter 2008.

•	The provision for loan and lease losses for the quarter ended March 31, 2009 was $1.59 million, primarily due to the continued weakness of our small-ticket national leasing portfolio.

•

At March 31, 2009, the allowance for loan and lease losses of $10.14 million was 1.13% of portfolio loans and leases, compared with $10.33 million or 1.15% of portfolio loans and leases at December 31, 2008. The allowance as a percentage of non-performing loans and leases increased to 254% at March 31, 2009 from 178% at December 31, 2008, due to the foreclosure of a site development loan and its transfer into other real estate owned at its estimated net realizable value.

•

First quarter 2009 non-interest expense increased approximately $1.0 million or 9.8% over the fourth quarter of 2008 due in part to the variable costs associated with higher residential mortgage activity, the MSR market value adjustment, an approximate 130% increase in the FDIC insurance base rate and increased pension costs, primarily related to the decrease in the market value of the qualified retirement plan’s assets.

•	Receipt of approximately $15.6 million in cash relating to the bank owned life insurance contracts that were surrendered in August 2008.

•

Regulatory capital levels at March 31, 2009 exceed the regulatory minimum for “well capitalized” at both the Bank and Corporate level by over $10 million ($20 million proforma). Proforma capital ratios are presented below to reflect the issuance of 150,061 shares of common stock and $7.5 million in subordinated debt on April 20, 2009:

Bryn Mawr Trust Company Consolidated

	Regulatory Minimum to be Well	Actual	Proforma
	Capitalized	3/31/09	3/31/09
Tier I Capital to Risk Weighted Assets (RWA)	6.00%	8.56%	8.56%
Total (Tier II) Capital to RWA	10.00%	11.01%	11.75%
Tier I Leverage Ratio	5.00%	7.68%	7.68%
Bryn Mawr Bank Corporation

	Regulatory Minimum to be Well	Actual	Proforma
	Capitalized	3/31/09	3/31/09
Tier I Capital to Risk Weighted Assets (RWA)	6.00%	8.91%	9.17%
Total (Tier II) Capital to RWA	10.00%	11.36%	12.34%
Tier I Leverage Ratio	5.00%	8.01%	8.24%
Tangible Common Equity to Assets		7.20%	7.34%

DIVIDEND DECLARED

On April 22, 2009, the Corporation’s Board of Directors declared a quarterly dividend of $0.14 per share, payable June 1, 2009 to shareholders of record as of May 7, 2009.

The Corporation will hold an earnings conference call at 8:30 a.m. EDT on Wednesday, April 29, 2009. Interested parties may participate by calling 800-860-2442 at 8:30 a.m. EDT. A taped replay of the conference call will be available within two hours of the conclusion of the call and will remain available through Thursday, May 7, 2009. The number to call for the taped replay is 877-344-7529 and the Replay Passcode is 429460.

The conference call will be simultaneously broadcast live over the Internet through a web cast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://www.bmtc.com/investor_01.cfm. An online archive of the web cast will be available within two hours of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation.

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may”, “would”, “could”, “will”, “likely”, “expect,” “anticipate,” “intend”, “estimate”, “plan”, “forecast”, “project” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital; the impact of economic conditions on our business; changes in banking regulation and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; our ability to attract and retain key personnel; competition in our marketplace; and other factors as described in our securities filings. All forward-looking statements and information made herein are based on our current expectations as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

# # # #

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

March 31, 2009

(unaudited)

	For The Three Months Ended
	Mar 31, 2009	Dec 31, 2008	Sept 30, 2008	June 30, 2008	Mar 31, 2008
Interest income	$14,293	$14,838	$14,802	$14,232	$14,062
Interest expense	4,446	5,050	4,955	4,929	5,454
Subordinated debt	221	257	151	—	—

Net interest income	9,626	9,531	9,696	9,303	8,608
Provision for loan and lease losses	1,591	2,898	1,063	781	854

Net interest income after provision for loan and lease losses	8,035	6,633	8,633	8,522	7,754
Fees for wealth management services	3,504	3,695	3,544	3,291	3,312
Loan servicing and late fees	291	281	298	305	310
Service charges on deposits	463	455	409	429	392
Net gain on sale of residential mortgage loans	1,877	293	287	363	332
Net gain on sale of investments	472	8	—	—	222
BOLI income	—	1	—	117	143
Interest rate floor income	—	—	—	—	268
Other operating income	878	532	807	727	651

Noninterest income	7,485	5,265	5,345	5,232	5,630
Salaries and wages	5,479	4,700	5,278	4,532	4,479
Employee benefits	1,582	912	981	947	1,332
Occupancy and bank premises	927	922	778	715	750
Furniture fixtures and equipment	586	632	578	565	549
Advertising	232	356	265	222	272
Market value adjustment-mortgage servicing rights	204	638	11	(30)	49
Amortization of mortgage servicing rights	195	81	91	119	76
Intangible asset expense	77	77	64	—	—
FDIC insurance	322	138	121	122	91
Professional fees	343	441	426	364	319
Other expenses	1,521	1,549	1,555	1,447	1,162

Noninterest expense	11,468	10,446	10,148	9,003	9,079
Income before income taxes	4,052	1,452	3,830	4,751	4,305
Income tax expense	1,420	445	1,575	1,586	1,407

Net income	$2,632	$1,007	$2,255	$3,165	$2,898

Per share data:
Weighted average shares outstanding	8,602,406	8,585,914	8,575,904	8,571,143	8,534,467
Dilutive potential common shares	18,498	41,254	35,428	31,836	28,413

Adjusted weighted average dilutive shares	8,620,904	8,627,168	8,611,332	8,602,979	8,562,880

Basic earnings per common share	$0.31	$0.12	$0.26	$0.37	$0.34
Diluted earnings per common share	$0.31	$0.12	$0.26	$0.37	$0.34
Dividend declared per share	$0.14	$0.14	$0.14	$0.13	$0.13
Effective tax rate	35.0%	30.6%	41.1%	33.4%	32.7%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data )

March 31, 2009

(unaudited)

For the period end:	2009 1Q	2008 4Q	2008 3Q	2008 2Q	2008 1Q
Asset Quality Data
Nonaccrual loans and leases	3,251	5,303	1,961	1,697	1,065
90 + days past due loans and leases	744	504	116	8	15

Nonperforming loans and leases	3,995	5,807	2,077	1,705	1,080
Other non-performing assets	1,311	—	136	155	64
Nonperforming assets	$5,306	$5,807	$2,213	$1,860	$1,144

Nonperforming loans and leases / portfolio loans	0.45%	0.65%	0.24%	0.20%	0.13%
Nonperforming assets / assets	0.45%	0.50%	0.20%	0.18%	0.11%

Non performing loans and leases by category
Residential mortgages	$1,054	$1,388	$1,417	$1,012	$776
Commercial mortgages	—	—	—	—	—
Construction loans	1,391	3,150	—	—	—
Commercial loans	47	48	48	49	50
Consumer	744	504	116	8	15
Leases	759	717	496	636	239

Nonperforming loans and leases	$3,995	$5,807	$2,077	$1,705	$1,080

Delinquency rate—including nonperforming	1.01%	0.97%	0.35%	0.52%	0.46%

Changes in the Allowance for loan and lease losses
Balance, beginning of period	$10,332	$9,014	$8,672	$8,358	$8,124

Charge-offs:
Residential mortgages	—	—	—	—	—
Commercial mortgages	—	—	—	—	—
Construction loans	(216)	—	—	—	—
Commercial loans	(182)	(4)	—	—	—
Consumer	(9)	(9)	(26)	(20)	(17)
Leases	(1,451)	(1,598)	(770)	(527)	(645)

Total	(1,858)	(1,611)	(796)	(547)	(662)

Recoveries:
Residential mortgages	—	—	—	24	—
Commercial mortgages	—	—	—	—	—
Construction loans	—	—	—	—	—
Commercial loans	—	—	—	—	—
Consumer	3	16	5	1	6
Leases	69	15	70	55	36

Total	72	31	75	80	42
Net (charge-offs) / recoveries	(1,786)	(1,580)	(721)	(467)	(620)
Provision for loan and lease losses	1,591	2,898	1,063	781	854

Balance, end of period	$10,137	$10,332	$9,014	$8,672	$8,358

Allowance for loan and lease losses / loans and lease	1.13%	1.15%	1.03%	1.02%	1.02%
Allowance for loan and lease losses / nonperforming loans and leases	253.7%	177.9%	434.0%	508.6%	773.9%

Net loan and lease charge-offs (annualized)/ average loans
Residential mortgages	0.00%	0.00%	0.00%	0.00%	0.00%
Commercial mortgages	0.00%	0.00%	0.00%	0.00%	0.00%
Construction loans	1.70%	0.00%	0.00%	0.00%	0.00%
Commercial loans	0.38%	0.01%	0.00%	0.00%	0.00%
Consumer	0.01%	0.02%	0.06%	0.05%	0.03%
Leases	9.50%	10.74%	5.06%	3.56%	5.06%
Total	0.79%	0.71%	0.33%	0.22%	0.31%

For the period and period end:	2009 1Q	2008 4Q	2008 3Q	2008 2Q	2008 1Q
Selected ratios (annualized):

Return on average assets	0.92%	0.35%	0.83%	1.24%	1.23%
Return on average shareholders' equity	11.54%	4.23%	9.55%	13.65%	12.83%
Yield on interest earning assets*	5.37%	5.63%	5.94%	6.05%	6.46%
Cost of interest bearing funds	2.15%	2.42%	2.47%	2.58%	3.14%
Net interest margin*	3.62%	3.63%	3.90%	3.97%	3.97%
Tier 1 leverage ratio	8.10%	8.03%	8.76%	9.70%	10.23%
Book value per share	$10.99	$10.76	$10.97	$10.97	$10.89
Tangible book value per share	$9.78	$9.55	$10.29	$10.97	$10.89
Period end shares outstanding	8,615,296	8,592,259	8,583,377	8,572,277	8,563,402

Selected data:

Mortgage loans originated	$96,523	$25,826	$24,019	$30,594	$28,780
Mortgage loans sold—servicing retained	$93,071	$10,653	$5,985	$12,642	$14,294
Mortgage loans sold—servicing released	$1,225	$5,837	$7,215	$10,149	$11,058
Mortgage loans serviced for others	$411,493	$350,199	$353,833	$358,802	$357,734
Brokerage assets (1)	$78,707	$75,720	$86,376	$88,904	$87,759
Wealth assets under management / supervision (Lau)	456,909	506,637	615,796	—	—
Wealth assets under management / administration (BMTC)	$1,421,868	$1,564,042	$1,964,149	$2,105,376	$2,053,207

Total Wealth assets under management / administration / supervision / brokerage	$1,957,484	$2,146,399	$2,666,321	$2,194,280	$2,140,966

*	Yield on Interest earning assets and net interest margin are calculated on a tax equivalent basis.
(1)	Brokerage Assets represent assets held at a registered broker dealer under a networking agreement.

Investment Portfolio as of March 31, 2009

($’s in thousands)

SECURITY DESCRIPTION	Amortized Cost	Fair Value	Unrealized Gain /Loss
U. S. government agency securities	7,999	8,121	122
State, county & municipal securities	11,907	11,968	61
FNMA/FHLMC mortgage backed securities	58,470	60,270	1,800
GNMA mortgage backed securities	9,503	9,571	68
Foreign debt securities	1,450	1,450	—
Corporate bonds	15,866	14,811	(1,055)

Totals	105,195	106,191	996

Note:	Other assets as of March 31, 2009 include approximately $7.9 million of FHLB of Pittsburgh common stock at cost.

Capital Ratios

Bryn Mawr Trust Company Consolidated	Regulatory Minimum To Be Well Capitalized	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Tier I Capital to Risk Weighted Assets (RWA)	6.00%	8.56%	8.49%	9.07%	9.43%	9.69%
Total (Tier II) Capital to RWA	10.00%	11.01%	10.98%	11.46%	10.32%	10.59%
Tier I Leverage Ratio	5.00%	7.68%	7.70%	8.53%	9.09%	9.59%

Bryn Mawr Bank Corporation
Tier I Capital to Risk Weighted Assets (RWA)	6.00%	8.91%	8.81%	9.35%	10.05%	10.32%
Total (Tier II) Capital to RWA	10.00%	11.36%	11.29%	11.72%	10.94%	11.22%
Tier I Leverage Ratio	5.00%	8.01%	8.03%	8.76%	9.70%	10.23%
Common Equity Ratio		8.10%	8.03%	8.31%	8.96%	9.29%
Tangible Common Equity Ratio		7.20%	7.13%	7.80%	8.96%	9.29%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands)

March 31, 2009

(unaudited)

Balance Sheet

For the period ended:	Mar 31, 2009	Dec 31, 2008	Sep 30, 2008	Jun 30, 2008	Mar 31, 2008
Assets
Interest bearing deposits with banks	$30,283	$45,100	$11,413	$621	$513
Fed funds sold	—	—	6,000	—	10,500
Money market funds	72,433	5,109	10,172	163	161
Investment securities	106,191	108,329	107,048	111,707	96,691

Loans held for sale	2,896	3,024	1,987	2,304	4,496
Portfolio loans:
Consumer	8,396	8,518	8,319	8,574	8,236
Commercial & industrial	237,440	236,469	232,096	228,810	221,125
Commercial mortgages	256,631	249,730	240,996	241,597	224,604
Construction	43,746	58,446	62,299	66,861	67,283
Residential mortgages	124,552	132,536	127,798	114,924	118,117
Home equity lines & loans	165,044	154,576	149,707	138,445	126,159
Leases	57,668	59,302	56,979	54,144	51,241

Total portfolio loans and leases	893,477	899,577	878,194	853,355	816,765

Earning assets	1,105,280	1,061,139	1,014,814	968,150	929,126

Cash and due from banks	9,342	18,776	52,124	25,901	23,043
Allowance for loan and lease losses	(10,137)	(10,332)	(9,014)	(8,672)	(8,358)
Bank owned life insurance	—	15,585	15,585	15,684	15,567
Intangible assets	10,476	10,358	5,805	—	—
Other assets	54,856	55,820	53,050	48,189	44,736

Total assets	$1,169,817	$1,151,346	$1,132,364	$1,049,252	$1,004,114

Liabilities and shareholders' equity
Interest-bearing checking	$132,354	$135,513	$134,557	$139,392	$140,467
Money market	171,986	142,707	137,911	124,431	137,420
Savings	83,834	54,333	67,884	38,157	37,691
IND deposits	29,541	30,185	20,045	3,551	—
Wholesale deposits	86,746	120,761	134,726	140,498	123,775
Time deposits	205,164	211,542	208,890	166,679	179,136

Interest-bearing deposits	709,625	695,041	704,013	612,708	618,489

Non-interest bearing deposits	177,153	174,449	152,304	141,114	138,465

Total deposits	886,778	869,490	856,317	753,822	756,954

Subordinated debt	15,000	15,000	15,000	—	—
Borrowed funds	152,442	154,939	147,414	182,293	110,500
Other liabilities	20,899	19,504	19,511	19,102	43,423
Shareholders' equity	94,698	92,413	94,122	94,035	93,237

Total liabilities and shareholders' equity	$1,169,817	$1,151,346	$1,132,364	$1,049,252	$1,004,114

Balance Sheet (average)	2009 1Q	2008 4Q	2008 3Q	2008 2Q	2008 1Q
Assets
Interest bearing deposits with banks	$29,434	$45,503	$5,894	$2,386	$5,507
Fed funds sold	2,222	272	11,668	3,200	7,318
Money market funds	40,903	10,713	2,609	162	225
Investment securities	108,413	105,902	110,004	104,983	56,726
Loans held for sale	6,478	2,814	1,994	3,604	4,175
Portfolio loans and leases	897,215	886,793	864,460	836,180	806,410

Earning assets	1,084,665	1,051,997	996,629	950,515	880,361
Cash and due from banks	11,706	13,882	22,418	19,727	22,306
Allowance for loan and lease losses	(10,353)	(9,085)	(8,732)	(8,451)	(8,179)
Bank owned life insurance	—	15,585	15,644	15,612	15,474
Intangible assets	10,399	5,824	4,962	—	—
Other assets	58,775	51,677	48,099	45,731	39,434

Total assets	$1,155,192	$1,129,880	$1,079,020	$1,023,134	$949,396

Liabilities and shareholders' equity
Interest-bearing checking	$133,955	$133,654	$134,347	$138,539	$143,027
Money market	160,372	139,564	127,805	130,222	124,799
Savings	74,590	61,684	51,640	38,472	36,862
IND deposits	29,287	29,339	9,637	1,171	—
Wholesale deposits	103,562	123,905	139,871	140,288	131,505
Time deposits	207,964	213,004	200,707	169,562	195,413

Interest-bearing deposits	709,730	701,150	664,007	618,254	631,606

Non-interest bearing deposits	160,295	143,897	145,686	143,563	142,532

Total deposits	870,025	845,047	809,693	761,817	774,138
Subordinated debt	15,000	15,000	8,607	—	—
Borrowed funds	154,114	156,023	148,815	150,567	66,071
Other liabilities	23,559	19,128	17,964	17,531	18,361
Shareholders' equity	92,494	94,682	93,941	93,228	90,826

Total liabilities and shareholders' equity	$1,155,192	$1,129,880	$1,079,020	$1,023,143	$949,396

Quarterly Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields

	1st Quarter 2009			4th Quarter 2008			3rd Quarter 2008			2nd Quarter 2008			1st Quarter 2008
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid
Assets:
Interest-bearing deposits with other banks	$29,434	$17	0.23%	$45,503	$62	0.54%	$5,894	$28	1.89%	$2,386	$13	2.19%	$5,507	$42	3.07%
Federal funds sold	2,222	1	0.18%	272	1	1.46%	11,668	57	1.94%	3,200	18	2.26%	7,318	60	3.30%
Money market funds	40,903	82	0.81%	10,713	8	0.30
Investment securities available for sale:
Taxable	98,240	1,116	4.61%	98,966	1,193	4.80%	104,877	1,208	4.58%	97,360	1,120	4.63%	49,251	617	5.04%
Tax-exempt	10,173	107	4.27%	6,936	85	4.88%	7,736	93	4.78%	7,785	94	4.86%	7,700	93	4.86%

Investment securities available for sale	108,413	1,223	4.58%	105,902	1,278	4.80%	112,613	1,301	4.60%	105,145	1,214	4.64%	56,951	710	5.01%
Loans and leases *	903,693	13,035	5.85%	889,607	13,551	6.06%	866,454	13,484	6.19%	839,784	13,055	6.25%	810,585	13,321	6.61%

Total interest earning assets	1,084,665	14,358	5.37%	1,051,997	14,900	5.63%	996,629	14,870	5.94%	950,515	14,300	6.05%	880,361	14,133	6.46%
Cash and due from banks	11,706			13,882			22,418			19,727			22,306
Less allowance for loan and lease losses	(10,353)			(9,085)			(8,732)			(8,451)			(8,179)
Other assets	69,174			73,086			68,705			61,352			54,908

Total assets	$1,155,192			$1,129,880			$1,079,020			$1,023,143			$949,396

Liabilities:
Savings, NOW and market rate deposits	$368,917	$816	0.90%	$334,902	$932	1.11%	$313,792	$860	1.09%	$307,233	$794	1.04%	$304,688	$1,057	1.40%
IND deposits	29,287	28	0.39%	29,339	53	0.72%	9,637	51	2.11%	1,171	6	2.06%
Wholesale deposits	103,562	785	3.07%	123,905	1,016	3.26%	139,871	1,253	3.56%	140,288	1,585	4.54%	131,505	1,646	5.03%
Time deposits	207,964	1,554	3.03%	213,004	1,725	3.22%	200,707	1,598	3.17%	169,562	1,353	3.21%	195,413	2,115	4.35%

Total interest-bearing deposits	709,730	3,183	1.82%	701,150	3,726	2.11%	664,007	3,762	2.25%	618,254	3,738	2.43%	631,606	4,818	3.07%
Subordinated debt	15,000	221	5.98%	15,000	257	6.82%	8,607	151	6.98%	—	—	—
Borrowed funds	154,114	1,263	3.32%	156,023	1,324	3.38%	148,815	1,194	3.19%	150,567	1,191	3.18%	66,071	636	3.87%

Total interest-bearing liabilities	878,844	4,667	2.15%	872,173	5,307	2.42%	821,429	5,107	2.47%	768,821	4,929	2.58%	697,677	5,454	3.14%
Noninterest-bearing deposits	160,295			143,897			145,686			143,563			142,532
Other liabilities	23,559			19,128			17,964			17,531			18,361

Total noninterest-bearing liabilities	183,854			163,025			163,650			161,094			160,893
Total liabilities	1,062,698			1,035,198			985,079			929,915			858,570
Shareholders' equity	92,494			94,682			93,941			93,228			90,826

Total liabilities and shareholders' equity	$1,155,192			$1,129,880			$1,079,020			$1,023,143			$949,396

Interest income to earning assets			5.37%			5.63%			5.94%			6.05%			6.46%
Net interest spread			3.22			3.21			3.47			3.47			3.32
Effect of noninterest-bearing sources			0.40			0.42			0.43			0.50			0.65

Net interest income/ margin on earning assets		$9,691	3.62%		$9,593	3.63%		$9,763	3.90%		$9,371	3.97%		$8,679	3.97%

Tax equivalent adjustment		$65	0.02%		$62	0.03%		$68	0.03%		$68	0.03%		$71	0.03%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.